UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Laird Superfood, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Laird Superfood, Inc.
Notice of 2022 Annual Meeting of
Stockholders and Proxy Statement

MESSAGE FROM OUR CHAIRMAN
Dear shareholders:
We are pleased to invite you to join us for the 2022 Annual Meeting of Stockholders of Laird Superfood, Inc., to be held on Thursday, May 5, at 10 a.m. Pacific Time, virtually over the internet at www.virtualshareholdermeeting.com/LSF2022, during which time you will be able to vote your shares electronically and submit questions.
2021 included challenges and successes. We delayed launching our shelf-stable liquid creamer product, as securing an agreement with a co-packing partner who would serve our and our customers’ expectations for quality and reliability proved more challenging than expected, and our former CEO announced his desire to leave the company for personal reasons. On the positive side, we closed the acquisition of Picky Bars, and have nearly completed its integration into our consolidated operations. And, after an extended search for a new CEO, in early 2022 we were extremely pleased to have Jason Vieth accept the role. Jason has a deep and highly relevant background and was our first choice. He understands our operating challenges and has a clear vision for how to capitalize on the long-term potential of the company.
We continue to execute on our broad mission of better food for a better world, and in 2021 we planted 25,000 mangrove trees to offset carbon emissions through our partnership with the Eden Reforestation Project, and we continue toward our commitment to support one and a half million meals for those in need through our partnership with Feeding America.
At the 2022 Annual Meeting, we will be asking you to elect the seven nominees named in the attached proxy statement – all of whom are our current directors. You will find detailed information beginning on page 9 about the qualifications of our directors and why we believe they are the right people to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to helping us deliver on our commitment to our mission, customers, and stakeholders.
In addition to the election of directors, as discussed beginning on page 9, we are also asking stockholders to ratify our Audit Committee’s selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2022.
On behalf of the Board of Directors and the Laird Superfood team, I would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.
Sincerely,
Geoffrey T. Barker Chairman of the Board
March 22, 2022

Laird Superfood, Inc.
275 W. Lundgren Mill Dr.
Sisters, OR 97759
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	May 5, 2022	Record Date:	March 8, 2022
Time:	10:00 a.m. PT	Attendance: www.virtualshareholdermeeting.com/LSF2022
To the Stockholders of Laird Superfood, Inc.:
We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) on May 5, 2022 at 10:00 a.m. Pacific Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.proxyvote.com and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”).
Items of Business:
1.	to elect as directors the seven nominees named in the accompanying Proxy Statement to a term of one year each, or until their successors have been elected and qualified; and
2.	to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2022.
These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement, and a Proxy Card, and our 2021 Annual Report on Form 10-K via the Internet. On March 22, 2022, we made available to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our 2021 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.
Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board of Directors,

Jason Vieth
Chief Executive Officer
March 22, 2022

PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.
Laird Superfood at a Glance
Laird Superfood creates award-winning, plant-based superfood products that are both delicious and functional. Known for our highly popular coffee creamers, hydration products, supplements, roasted and instant coffees, teas, hot chocolate, and harvest snacks, our products are designed to enhance your daily ritual and keep you fueled naturally throughout the day. We were co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Our offerings are environmentally conscientious, responsibly tested, and made with real ingredients.
2021 Business Highlights
Top line growth	•	Grew net sales 43% over the prior year, including 26% growth in wholesale and 56% growth in online sales.
•
Grew gross sales for all historic product categories, including 18% growth in Coffee Creamers, 49% growth in Hydration and Beverage Enhancing Supplements, and 20% growth in Coffee, Tea and Hot Chocolate products.

	•	Expanded our platform through acquired and internally developed products to include Harvest Snacks and other food items, which contributed $5 million of gross sales during the year.
	•	Expanded our presence to approximately 8,100 retail locations and over 36,000 points of distribution.
•
Expanded our new customer, repeat and subscription revenues online, including a 25% improvement in lairdsuperfood.com average order values and 6% improvement in lairdsuperfood.com retention rates over the prior year.

New product introductions	•
Launched 22 new products, expanding the daily use opportunities of our platform into new areas such as baking mixes, mushroom botanicals and plant milks, as well in legacy categories through new flavor profiles and formulations, such as OatMac creamers, Activate Immune Support, and Renew Rest and Recover.

Acquisitions	•
In May 2021, the Company completed the acquisition of Picky Bars, LLC, innovators in the healthy snack industry focused on nutritionally balanced, real-food products to fuel performance, for a debt-free purchase price of $11 million in cash, subject to customary working capital adjustments, and 53,133 shares of Company common stock, subject to certain vesting conditions.

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Overview of Proposals
Proposals	Board Vote Recommendation	Page
1. Elect seven director nominees	FOR each nominee	9
2. Ratify appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal 2022	FOR	19
Proposal No. 1: Director Nominee Election
We are asking you to vote for the election of Geoffrey T. Barker, Maile Naylor, nee Clark, Patrick Gaston, Greg Graves, Laird Hamilton, Grant LaMontagne and Jason Vieth, as directors, each to serve a one-year term expiring at our 2023 Annual Meeting. Our Board currently consists of seven members, and is unclassified.
Proposal No. 2: Ratification of Independent Auditor
We are also asking you to ratify our Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for the year ended December 31, 2022. Although stockholder ratification of the appointment of Moss Adams LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in the integrity of financial controls and reporting.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
Notice of Internet Availability
The Notice of Annual Meeting, the Proxy Statement, and our 2021 Annual Report are available at www.proxyvote.com.
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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Attending the Annual Meeting
You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2022 and using your 16-digit control number included on your Notice of Annual Meeting, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.
If your shares are registered directly in your name with our transfer agent, Broadridge, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date.
The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
In our desire to ensure that the virtual meeting provides stockholders with a meaningful opportunity to participate, stockholders will be able to ask questions of the Board of Directors and management both at the time of registration and during the Annual Meeting. Stockholders may submit questions during the Annual Meeting by typing questions in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct for the Annual Meeting. We will also post on our investor relations page at investors.lairdsuperfood.com answers to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints.
We are holding the Annual Meeting as a virtual meeting in light of the coronavirus pandemic to ensure the health and welfare of our stockholders. We also believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to stockholder participation and environmentalism and will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.
Stockholders Entitled to Vote
The Board of Directors has set March 8, 2022, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 9,094,539 shares of our common stock issued, outstanding and entitled to vote.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 275 W. Lundgren Mill Drive, Sisters OR 97759. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact Investor Relations at 646-677-1827, and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/LSF2022.
Quorum
A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” On the record date, there were 9,094,539 shares of common stock outstanding. Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
Voting Methods
Voting Before the Meeting
To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.
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Voting At the Meeting
Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2022. To participate in the Annual Meeting, you will need the 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Holders
If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.
Vote Requirements
Proposal No. 1: Director Nominee Election
For a director to be elected, the director must receive a plurality of the votes cast in the election.
Under the plurality voting standard, the nominees receiving the most “FOR” votes will be elected, regardless of whether any nominee received a majority of the votes.
Proposal No. 2: Ratification of Independent Auditor
The affirmative vote of the majority of the votes cast at the meeting is required to ratify our independent auditors.
How your Shares will be Voted
You may vote “FOR,” “WITHHOLD” or “ABSTAIN” with respect to each director nominee (Proposal No. 1) and “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of our Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2). For Proposal No. 1, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, including “WITHHOLD” votes, abstentions, and broker non-votes, will not be counted toward such nominee’s achievement of a plurality, but will be counted for quorum purposes. For Proposal No. 2, the proposal will be considered approved if more votes are cast “FOR” ratification of the independent auditors than “AGAINST.” Abstentions and broker non-votes will have no effect on Proposal No. 2.
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other non-routine matters.
If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, namely “FOR” for all director nominees and “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Revocability of Proxies
Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Laird Superfood, Inc., 275 West Lundgren Mill Drive, Sisters, Oregon 97759, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies
Our Board is making this solicitation, and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.
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PROPOSAL NO. 1: ELECTION OF DIRECTORS
Overview
Our Board consists of seven directors and is not classified. Geoffrey T. Barker, Maile Naylor, nee Clark, Patrick Gaston, Greg Graves, Laird Hamilton, Grant LaMontagne and Jason Vieth, our current directors, are nominees for election at the Annual Meeting. Each of the nominees, if elected, will serve a one-year term expiring at the next Annual Meeting, or until such director’s earlier death, resignation, or removal from the Board.
The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.
Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board of Directors.
Director Qualifications
The Nominating and Corporate Governance Committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The Nominating and Corporate Governance Committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:
•	high standards of integrity, commitment, and independence of thought and judgment;
•
diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of business, or health-related endeavors;

•	confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all relevant persons;
•	ability to devote sufficient time, energy, and attention to corporate affairs;
•
active participation in the decision-making process, willingness to make difficult decisions in our best interest and the interests of our stockholders and demonstrate diligence and faithfulness in attending Board and Committee meetings; and

•	freedom from any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.
We have no formal policy regarding board diversity; however, a diverse board is an objective of the Company. The Board evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
During 2021, the Board added two new directors, Patrick Gaston and Grant LaMontagne, and the Board added a third new director, Jason Vieth, in January 2022 in connection with his appointment as the Company’s President and Chief Executive Officer. In the case of each of Mr. Gaston and Mr. LaMontagne, our existing directors identified each of them as a potential candidate and presented each candidate to our Nominating and Corporate Governance Committee, which recommended each candidate to our Board.
Stockholder Nominations
The Nominating and Corporate Governance Committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Years’ Annual Meeting.”
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Board Composition
Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board.
Qualifications and Experience
	Barker	Naylor, nee Clark	Gaston	Graves	Hamilton	LaMontagne	Vieth
Food & Beverage Industry Expertise		•			•	•	•
Operational Leadership	•		•	•		•	•
Growth-Stage Companies	•	•	•	•	•	•	•
Public Company Financing	•	•	•	•			•
Business Development and M&A	•	•	•	•		•	•
Accounting or Financial Expertise	•	•	•	•		•	•
Public Company Board Experience	•	•	•	•
Product Launch, Commercialization, and Marketing	•		•	•	•	•	•
Director Since	2020	2020	2021	2018	2015	2021	2022
Age	60	48	64	61	58	65	48
Director Nominees
Biographical information for each person nominated for election as a director at the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the Nominating and Corporate Governance Committee and our Board that each such person should continue to serve as a director.
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OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED BELOW.
Geoffrey T. Barker
Independent Chairman Director Since September 2020 Age 60 Other Public Boards: • Smartsheet, Inc.
Experience and Expertise
Mr. Barker has been a member of our Board of Directors, and Chairman, since our IPO. Mr. Barker has been a member of the Board of Directors of Smartsheet, Inc. (NYSE: SMAR), since 2012, and its Chair since 2016. Mr. Barker co-founded RPX Corporation, a provider of patent risk management solutions, and from 2008 to July 2016, Mr. Barker served in several positions including as Director, Chief Operating Officer, and Co-CEO. Mr. Barker has co-founded several businesses, including Vigilos, Inc., an enterprise security solutions provider, and the Cobalt Group, an online marketing services company. In addition to Smartsheet, Mr. Barker currently serves on the board of directors of a number of private companies. Mr. Barker holds a B.A. in Economics from Tufts University and an M.B.A. from Columbia University.

Qualifications: • Extensive entrepreneurial experience. • Extensive operational and leadership experience. • Public company board and financing experience.
Maile Naylor, nee Clark
Independent Director Since September 2020 Age 48 Other Public Boards: • BJ’s Wholesale Club
Experience and Expertise
Maile Naylor, nee Clark has served on our Board since our IPO. Ms. Clark has been a member of the Board of Directors of BJ’s Wholesale Club (NYSE: BJ) since 2019. Ms. Clark spent twenty-five years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an Investment Officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Clark also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. Ms. Clark currently is a member of the Boston Ballet Board of Overseers. She holds a bachelor’s degree in Finance from Boston University and is a CFA charter holder.

Qualifications • Extensive investment management experience and investment analyst experience. • Financial reporting and accounting expertise.
Patrick Gaston
Independent Director Since 2021 Age 64 Other Public Boards: • Bed Bath & Beyond, Inc. (through 2020)
Experience and Expertise
Mr. Gaston has served as a member of our Board of Directors since September 2021. Mr. Gaston is the former Chairman of the Board of Directors of Bed Bath & Beyond, Inc., a publicly traded company with annual revenue of approximately $10 billion and stores in the United States, Puerto Rico and Canada. He had previously served as co-chair of the company’s Compensation Committee and is formerly a member of the company’s Audit Committee. Mr. Gaston is also President and CEO of PG Consulting, a management consulting company founded by Mr. Gaston in 2012 that assists corporations and non-profits in building Corporate Social Responsibility (CSR), ESG strategies, Strategic Planning, Private/Public Partnerships and Philanthropic strategies. He holds a B.A. in management from the University of Massachusetts and an M.B.A. from Northeastern University.

Qualifications • Extensive leadership and Corporate Social Responsibility (CSR) experience. • Public company board and committee experience.
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Greg Graves
Independent Director Since 2018 Age 61 Other Public Boards: • Plug Power Inc. (through 2019)
Experience and Expertise
Mr. Graves has served as a member of our Board of Directors since 2018. He has served as Chief Financial Officer of Entegris, Inc. since April 2007, and previously served as Senior Vice President, Strategic Planning & Business Development. Prior to joining Entegris in September 2002, Mr. Graves held positions in investment banking and corporate development, including at Piper Jaffray, RBC (Dain Rauscher) and The Pillsbury Company. From May 2017 to June 2019, Mr. Graves served as a director and Chairman of the audit committee of Plug Power Inc. (energy solutions provider). Mr. Graves has served on the Board of Directors of the Minneapolis Heart Institute Foundation since May 2016 and has been Chairman of the Audit and Finance Committee since April 2019. Mr. Graves holds a B.A. and Master’s in Accounting and Taxation from the University of Alabama and an M.B.A. from the University of Virginia.

Qualifications • Extensive public company management experience. • Financial reporting and accounting expertise. • Significant enterprise risk management experience.
Laird Hamilton
Co-Founder & Chief Innovator Director Since 2015 Age 58
Experience and Expertise
Mr. Hamilton co-founded Laird Superfood and has served as a member of our Board of Directors since its founding in 2015. Mr. Hamilton is an American athlete best known for his accomplishments in big wave surfing. Over the past 25 years, Mr. Hamilton has also been hailed as an innovator in several crossover board sports, including tow-in surfing, stand-up paddle boarding and hydrofoil boarding. For the past decade, Mr. Hamilton has been focused on bringing his expertise and passion for fitness and nutrition to the masses. He has accomplished this by creating and co-founding several businesses focused on this mission. Most notably, in June 2015, Mr. Hamilton co-founded Laird Superfood, Inc. to focus on introducing his nutritional ideas to the broader public. Mr. Hamilton also co-created XPT Extreme Performance Training, a performance lifestyle brand, the following year to focus on his philosophies in exercise and lifestyle.

Qualifications
•  Role as a co-founder of the Company and his involvement in the development of the
Company’s products and direction.
•  Extensive personal experience with athletic endeavors, nutrition, and innovation.

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Grant LaMontagne
Independent Director Since 2021 Age 65
Experience and Expertise
Mr. LaMontagne has served as a member of our Board of Directors since December 2021. Mr. LaMontagne has over 40 years of experience in the consumer packaged goods (“CPG”) industry, leading large consumer packaged goods customer organizations as SVP, Chief Customer Officer at Clorox Co. through 2013 and President, Consumer Sales/Customer Development, Kimberly-Clark North America through November 2017. He has a proven track record of building branded businesses and developing the people, capabilities and organizational structures necessary to achieve robust business results. Since January 2018, Mr. LaMontagne has served as a Senior Advisor for McKinsey & Company, focused specifically on creating single multifunctional strategic/demand plans driven by consumer segmentation, category growth ideas, and integrated commercial plans. He currently serves as the non-executive Board Chair for Acosta Sales & Marketing, one of the industry’s leading brand building agencies. Mr. LaMontagne holds a B.A. in Finance from the University of Massachusetts Amherst.

Qualifications • Extensive consumer packaged goods (CPG) experience. • Extensive sales and marketing experience. • Extensive operational and leadership experience.
Jason Vieth
President & Chief Executive Officer Director Since 2022 Age 48
Experience and Expertise
Jason Vieth joined the Company as its President and Chief Executive Officer and as a director on January 31, 2022. Mr. Vieth’s extensive experience in the food and beverage industry includes his most recent position as Executive Vice President of Sovos Brands from January 2021, where he managed the Breakfast and Snacks Group. Mr. Vieth’s prior experience includes nearly a decade spent at WhiteWave Foods from January 2008 to April 2017, most recently as Senior Vice President and General Manager of the yogurt business that included Horizon Organic, Wallaby Organic, Silk and So Delicious. In addition, he has led other food and beverage businesses such as Poppi, a producer of prebiotic soda, from April 2019 to January 2020, and Lifetime Fitness' Life Café from April 2017 to April 2019. In addition, Mr. Vieth has nearly a decade of management consulting experience between The Boston Consulting Group and Accenture. Mr. Vieth holds a B.S. in Finance from Miami University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Qualifications • Extensive operating and management experience in the food and beverage industry.
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Corporate Governance and our Board of Directors
Board Leadership and Governance Structure
The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2021.
Name	Director Since	Independent	Committee Memberships
			Audit	Compensation	Nominating and Corporate Governance
Geoffrey T. Barker	2020
Maile Naylor, nee Clark	2020				©
Patrick Gaston	2021			©
Greg Graves	2018		©
Laird Hamilton	2015
Grant LaMontagne	2021
Jason Vieth	2022
2021 Meetings		Board: 4	6	7	4
 = Member
© = Chair
Director Independence
The Board has determined that none of our directors other than Messrs. Vieth, who is also our Chief Executive Officer, and Hamilton, who is our Chief Innovator, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that Messrs. Barker, Gaston, Graves, and LaMontagne and Ms. Clark are “independent” as that term is defined under NYSE American rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Mr. Barker currently serves as Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our amended and restated bylaws and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board Size
The Board currently consists of seven directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.
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Board Committees
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and NYSE American standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the Governance section of our website at www.lairdsuperfood.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.
Audit Committee
The primary function of our Audit Committee is to oversee our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include:
•	appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our Code of Business Conduct and Ethics;

•	reviewing our critical accounting policies and estimates;
•	discussing our risk management policies, including oversight of the Company’s food safety function;
•	reviewing and approving or ratifying any related person transaction; and
•	preparing the Audit Committee report required to be included in our annual Proxy Statement.
The members of our Audit Committee are Mr. Barker, Ms. Clark, Mr. Graves, and Mr. LaMontagne and Mr. Graves serves as the Chair of the Committee. The Board has determined that each of the members of our Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and the NYSE American listing rules. In addition, the Board has determined that Mr. Graves and Ms. Clark each qualify as an “audit committee financial expert” under SEC and NYSE American rules. Under SEC rules, members of our Audit Committee must also meet heightened independence standards. The Board has determined that each of the members of our Audit Committee is independent under the applicable SEC and NYSE American listing rules.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The Compensation Committee reviews and approves compensation for executive officers of the Company at least annually. In making compensation decisions for executive officers other than our Chief Executive Officer, the Compensation Committee meets with and discusses those decisions with our Chief Executive Officer. The Compensation Committee separately meets without our Chief Executive Officer to, together with Mr. Barker and Mr. LaMontagne as the other independent board members, deliberate and approve our Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves the issuance of stock options and other awards to our executive officers. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The members of our Compensation Committee are Ms. Clark, Mr. Gaston, and Mr. Graves, and Mr. Gaston serves as Chair of the Committee. Each of the members of our Compensation Committee is independent under the applicable NYSE American listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to serve as an independent consultant to the Compensation Committee starting in 2020. During 2021, FW Cook provided advice to the Compensation Committee on matters related to, among other things:
•	compensation of our executive officers, including providing the Compensation Committee with data and analysis to support compensation decisions;
•	the design of our director compensation program.
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To ensure FW Cook’s continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee regularly, but not less than annually, considers FW Cook’s independence and does not permit FW Cook to be engaged to perform any services to us beyond those services provided to the Compensation Committee. The Compensation Committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to the Board concerning governance matters. The members of our Nominating and Corporate Governance Committee are Ms. Clark, Mr. Graves, and Mr. LaMontagne and Ms. Clark serves as Chair of the Committee. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable NYSE American listing rules.
Meeting Attendance
During 2021, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend, and all of our directors at the time attended our 2021 Annual Stockholder Meeting.
Other Governance Matters
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. A current copy of the Code of Business Conduct and Ethics is available under the Governance section of our website. We intend to disclose future amendments to the code or any waivers of its requirements on our website.
Role of the Board in Risk Oversight
The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. In particular, the Board monitors and assesses strategic risk exposure and our Audit Committee oversees our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Audit Committee also monitors compliance with legal and regulatory requirements, including our food safety program, and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices and of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board of Directors is regularly informed about the risks overseen by the committees through committee reports.
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the Governance section of our website.
Prohibition of Hedging and Pledging
Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities without advance approval of our Compliance Officer, who is our Chief Financial Officer.
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In addition, our Insider Trading Policy prohibits our directors, officers and employees and their spouses or other members of their households from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, except as may be pre-approved by the Audit Committee.
Communications with the Board
The Company has adopted a procedure for receiving and addressing communications from stockholders of the Company. Stockholders who wish to communicate with the Board, any group of directors, or any individual director can write to: Laird Superfood, Inc. 275 W. Lundgren Mill Dr., Sisters OR 97759, Attn: Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.
Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail, and mass mailings, resumes, and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
17

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
At the time of our IPO, we adopted a non-employee director compensation plan. Under the plan, each non-employee director receives an annual cash retainer and an annual equity grant. The Board has fixed the cash retainer for non-employee directors at $45,000 per year, with an additional cash retainer for service as Chairman of the Board of $25,000 per year. Each member of the Nominating and Corporate Governance Committee and the Compensation Committee receives an additional $4,000 per year and each member of the Audit Committee receives an additional $7,000, with the chairs of each committee receiving twice the applicable amount for their service. Each non-employee director also receives an annual equity award issued under the 2020 Omnibus Incentive Plan with a grant date fair value of $55,000, which vests after one year. Each non-employee director may choose to have their equity awarded as stock options, RSUs, or a 50/50 split. Both the cash retainer and equity awards are pro-rated for non-employee directors joining mid-year. Directors who are also employees, such as Messrs. Vieth and Hamilton and Mr. Hodge through January 2022, did not and will not receive any compensation for their services as directors.
No per meeting fees are paid. We reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.
Director Compensation Table
The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2021. Laird Hamilton and Paul Hodge, our Chief Innovator and former Chief Executive Officer, respectively, are or were also members of the Board, but did not receive any additional compensation for service as a director.
Name	Fees earned or paid in cash	Option awards(1)	Stock awards(1)	Total
	$	$	$	$
Geoffrey T. Barker	48,175	—	55,000	103,175
Jim Buechler(2)	26,038	—	55,000	81,038
Greg Graves	44,526	27,500	27,500	99,526
Maile Naylor, nee Clark	42,562	—	55,000	97,562
Thomas Wetherald(3)	26,753	—	55,000	81,753
Patrick Gaston	14,315	—	32,084	46,399
Grant LaMontagne	3,529	—	22,490	26,019
(1)
The amounts in this column represent the grant date fair value of the awards as calculated under FASB ASC Topic 718. The assumptions made in valuing awards reported in these columns are discussed in Note 12 to our audited consolidated financial statements included in our 10-K for the year ended December 31, 2021.

(2)	Mr. Buechler resigned from the Board on September 27, 2021
(3)	Mr. Wetherald resigned from the Board on December 9, 2021.
Outstanding Equity Awards for Directors at Fiscal Year-End
The following table provides information regarding equity awards held by our directors that were outstanding as of December 31, 2021:
Name	Options Outstanding #	RSUs Outstanding #
Geoffrey T. Barker	—	1,548
Jim Buechler	—	—
Patrick Gaston	—	1,718
Greg Graves	4,647	774
Grant LaMontagne	—	1,747
Maile Naylor, nee Clark	4,000	1,548
Thomas Wetherald	30,000	—
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PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Moss Adams LLP (“Moss”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, and is asking stockholders to ratify this appointment at the Annual Meeting.
Moss has audited our financial statements beginning with the fiscal year 2016. A representative of Moss is expected to attend this year’s Annual Meeting electronically, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select Moss as our independent registered public accounting firm for 2022, the Audit Committee determined that retention of Moss is in the best interests of us and our stockholders. Information regarding fees billed by Moss for our 2020 and 2021 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Moss, but may ultimately determine to retain Moss as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.
Relationship with Independent Registered Public Accounting Firm
The following table shows the fees that Moss billed us for professional services rendered for 2021 and 2020:
Fee Category	2021	2020
Audit Fees	$233,420	$608,625
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	97,627	—
Total Fees	$331,047	$608,625
Audit Fees
“Audit Fees” includes fees for professional services provided by Moss in connection with the audit of our annual consolidated financial statements, review of quarterly consolidated financial statements included in our quarterly reports on Form 10-Q and Form 10-K, as well as services that are normally provided by Moss in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings.
Audit-Related Fees
“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included above under “Audit Fees.” We did not incur any Audit-Related Fees for 2021 or 2020.
Tax Fees
“Tax Fees” includes fees for professional services provided by Moss for tax compliance, tax advice, and tax planning. We did not incur any Tax Fees for 2021 or 2020.
All Other Fees
“All Other Fees” includes fees for services provided by Moss that are not included in the other fee categories reported above. There were other fees totaling $97,627 for services provided by Moss in 2021, including services relating to M&A due diligence. There were no other fees for 2020.
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Audit Committee Pre-Approval Policies and Procedures
Moss provides the Audit Committee with information outlining the plan and scope of Moss’s proposed audit services to be performed during the year, which the Audit Committee reviews with Moss and management. The Audit Committee pre-approves all services provided by Moss, including audit services and non-audit services, to assure that they do not impair Moss’s independence. Audit Committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the Audit Committee prior to the completion of an audit. None of the Moss services in 2021 and 2020 were approved by the Audit Committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the Audit Committee has specifically delegated to the Chair of the Audit Committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he reports the action taken to the Audit Committee at its next regular meeting.
Audit Committee Report

   The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and NYSE American standards and is available in the “Investors – Governance” section of our corporate website, www.lairdsuperfood.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.
   The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021 and has discussed with Moss, our independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Moss required under the applicable requirements of the PCAOB regarding Moss’s communications with the Audit Committee concerning independence, and discussed with Moss its independence.
   On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
   In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
   The Audit Committee has engaged Moss as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such engagement by our stockholders.
Audit Committee
Greg Graves, Chair
Geoffrey T. Barker
Maile Naylor, nee Clark
Grant LaMontagne

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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Introduction
The information that follows provides an overview of the compensation provided to our named executive officers for the period of January 1, 2021 through December 31, 2021 (referred to herein as “fiscal 2021” or “2021”).
The focus of this information is on the compensation program provided to the individuals shown below and listed in the Summary Compensation Table:
Name	Title
Paul Hodge Jr.	Former President and Chief Executive Officer
Valerie Ells	Chief Financial Officer
James Scott McGuire	Chief Operating Officer
Overall Philosophy and Objectives of Our Executive Compensation Programs
The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. We identified the following objectives to help realize this goal:
Alignment with Shareholders
•	Reward performance in a given year and achievements over a sustained period that are aligned with our shareholders’ interests.
Remain Competitive
•	Attract, retain, and motivate the exceptional talent required to ensure our continued success.
Motivate Performance
•	Ensure that the compensation program reinforces execution of overall strategy and achievement of our business objectives.
Reward Superior Performance
•	Reinforce our pay-for-performance, entrepreneurial culture.
Elements of Compensation
The compensation program for our NEOs consists of the following elements of compensation, each described in greater depth below:
•	base salaries;
•	performance-based bonuses; and
•	equity-based incentive compensation.
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Base Salary
Base salaries are an annual fixed level of cash compensation that reflect each NEO’s role and responsibilities, and market considerations in the Pacific Northwest region.
The base salaries for each of our NEOs for 2021 are listed in the table below.
Executive	Title	2021 Salary
Paul Hodge Jr.	Former President, Chief Executive Officer, Director	$350,000
Valerie Ells(1)	Chief Financial Officer	$300,000
James Scott McGuire	Chief Operating Officer	$265,000
(1)	Effective November 16, 2021, Ms. Ells’s annual base salary increased from $265,000 to $300,000
Performance-Based Bonus
To incentivize management to drive strong operating performance and reward achievement of our business goals, our executive compensation program includes performance-based bonuses for NEOs. For fiscal 2021, the Compensation Committee took into consideration various factors, including the retention of key employees and individual performance, and determined 2021 bonus amounts.
Our NEOs received the following bonus payments for 2021:
Executive	Performance-Based Bonus Amount
Paul Hodge Jr.	$—
Valerie Ells	$150,000
James Scott McGuire	$—
Equity-Based Incentive Compensation
We pay equity-based compensation to our NEOs to link the long-term results achieved for our shareholders and the rewards provided to NEOs, thereby ensuring that such NEOs have a continuing stake in our long-term success.
For fiscal 2021, annual equity awards were delivered on February 1, 2021 in a combination of stock options, restricted stock units ("RSUs"), and performance restricted stock units ("Performance RSUs"). The stock options and RSUs provided to our NEOs vest ratably over four years. The Performance RSUs are earned if the trailing 30-trading-day volume weighted average price ("VWAP") is $100 or higher at any point within three years of the grant date. Fifty percent of earned awards vest upon earnout, with the remaining fifty percent vesting in equal parts upon the later of earnout and each of the second and third anniversaries of the grant date.
In August 2021, Ms. Ells received an additional grant of 7,086 RSUs as a retention award in light of the announced CEO transition. The award vests in one year.
Determining Executive Compensation
The Compensation Committee, guided by the principal objectives described in this section, Executive Compensation, approves the structure of the executive compensation program and administers the programs for our executive officers. The following describes the roles of key participants in the process.
Role of our Compensation Committee
The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements and compensation values.
Role of our Compensation Consultant
The Company engages FW Cook to provide independent external advice regarding executive compensation and to provide a competitive market pay analysis for our NEOs. Neither FW Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services provided to the Compensation Committee.
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Peer Group
The Compensation Committee approved a peer group consisting of 17 companies that were used for benchmarking fiscal 2021 compensation. Given the Company’s size, product offerings, and unique market position, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group companies include:
•	Size – companies with revenue that generally range from 0.2x to 5x our total annual revenue.
•	Business Focus – companies that are publicly traded and primarily in the Foods, Beverage, and Tobacco industry.
The 17-company peer group consists of the companies listed below:
22nd Century	Alico	Bridgford Foods	Celsius
Coffee Holding	Craft Brew Alliance	Crimson Wine	Lifeway Foods
Limoneira	MamaMancini's	MGP Ingredients	NewAge
RiceBran Tech.	Rocky Mtn Choc. Factory	S&W Seed	South Dakota Soybean
Willamette Val. Vineyards
Other Programs and Policies
Anti-hedging and Anti-pledging Policy
Under our Insider Trading Policy, our directors, executive officers, and other employees are prohibited from engaging in short-term trading or short sales and are prohibited from participating in tractions in put options, call options or other derivative securities. The Company strongly discourages hedging transactions. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the designated compliance officer, who will have sole discretion to decide whether to approve the proposed transaction. In addition, our directors, executive officers, and other employees are prohibited from holding our securities in a margin account and from pledging our securities as collateral for a loan, except as may be pre-approved by the Audit Committee.
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2021 and 2020:
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)	Stock Awards ($)(2)	All other compensation ($)	Total ($)
Paul Hodge*	2021	349,433	432,500	—	2,162,500	—	2,944,433
Former President and Chief Executive Officer	2020	250,000	57,794	—	216,584	—	524,378
Valerie Ells	2021	265,208	120,000	150,000	600,000	—	1,135,208
Chief Financial Executive	2020	200,000	137,890	150,000	114,894	—	602,784
Scott McGuire	2021	265,100	—	—	480,000	—	745,100
Chief Operating Officer
*	Mr. Hodge resigned from his position as President and Chief Executive Officer on January 31, 2022.
(1)
The amounts shown in this column represent the aggregate grant-date fair value of stock options granted under our 2020 Omnibus Incentive Plan ("2020 Plan") to our named executive officers, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the stock options are set forth in Note 12 to our audited consolidated financial included in our 10-K for the year ended December 31, 2021.

(2)
This column reflects the aggregate grant date fair value of restricted stock units granted under our 2020 Plan to our named executive officers, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the restricted stock units are set forth in Note 12 to our audited consolidated financial statements included in our 10-K for the year ended December 31, 2021.

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Employment Arrangements
We have entered into employment agreements with each of our NEOs. The employment agreements do not provide for a fixed employment term and set forth the executive’s annual salary, target bonus, if any, eligibility for employee benefits, the terms of equity grants, customary proprietary information assignment provisions, and non-competition and non-solicitation restrictions. The key terms of employment with our named executive officers are further described below.
Paul Hodge
We entered into an employment agreement with Paul Hodge, our former President and Chief Executive Officer, effective January 1, 2018, which set forth the terms and conditions of his employment with us. We entered into an amended employment agreement with Mr. Hodge effective upon the closing of our IPO in September 2020. Commencing with calendar year 2021, Mr. Hodge received a base salary of $350,000 and was eligible for an annual bonus during each calendar year of the amended employment agreement, with a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Mr. Hodge was also eligible to receive equity awards under the 2020 Plan. The employment agreement also provided for certain payments upon the termination of Mr. Hodge’s employment with the Company, none of which resulted in payments when Mr. Hodge resigned as President and Chief Executive Officer on January 31, 2022. The amended employment agreement also contained customary confidentiality, non-competition and non-solicitation provisions.
Valerie Ells
We entered into an employment agreement with Valerie Ells, our Chief Financial Officer, when she was hired as our controller, effective April 1, 2018, which sets forth the terms and conditions of her employment with us. We entered into an amended employment agreement with Ms. Ells effective upon the closing of our IPO in September 2020. Commencing with calendar year 2021, Ms. Ells received an annual salary of $265,000 and is eligible for an annual bonus during each calendar year of the amended employment agreement, with a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Ms. Ells is also eligible to receive equity awards under the 2020 Plan. If Ms. Ells’ employment is terminated by the Company without “cause” or by Ms. Ells for “good reason” (each as defined in the amended employment agreement), Ms. Ells will be entitled to a lump sum payment equal to twelve months of base salary, plus payment of COBRA premiums for up to twelve months. If Ms. Ells’ employment is terminated by the Company without “cause” or by Ms. Ells for “good reason” within two years after the occurrence of a change in control (as defined in the amended employment agreement), Ms. Ells will be entitled to a lump sum payment equal to twenty-four months of base salary, plus payment of COBRA premiums for up to eighteen months. The amended employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions. As of November 16, 2021, Ms. Ells received an annual salary of $300,000.
James Scott McGuire
We entered into an employment agreement with Scott McGuire, our Chief Operating Officer, when he joined the Company on November 16, 2020, which sets forth the terms and conditions of his employment with us. The employment agreement provides for a base salary of $265,000 per year. Commencing with calendar year 2021, Mr. McGuire is eligible for an annual bonus during each calendar year of the employment agreement, with a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Mr. McGuire is also eligible to receive equity awards under the 2020 Plan. If Mr. McGuire’s employment is terminated by the Company without “cause” or by Mr. McGuire for “good reason” (each as defined in the employment agreement), Mr. McGuire will be entitled to a lump sum payment equal to twelve months of base salary, plus payment of COBRA premiums for up to twelve months. If Mr. McGuire’s employment is terminated by the Company without “cause” or by Mr. McGuire for “good reason” within two years after the occurrence of a change in control (as defined in the employment agreement), Mr. McGuire will be entitled to a lump sum payment equal to twenty-four months of base salary, plus payment of COBRA premiums for up to eighteen months. The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.
Retirement Plans
We have not maintained, and do not currently intend to maintain, a defined benefit pension plan or nonqualified deferred compensation plan.
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Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2021:
Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
	exercisable	unexercisable
Paul Hodge	50,000	—	2.00	2/23/2026	—	—	—	—
	60,000	—	9.00	2/20/2028	—	—	—	—
	4,141	12,425(2)	13.05	4/14/2030	—	—	—	—
	—	20,116(3)	43.53	1/31/2031	—	—	—	—
	—	—	—		9,936(3)	89,722
	—	—	—		—	—	76,821	693,694
Valerie Ells	15,000	5,000(4)	9.00	3/10/2028	—	—	—	—
	1,500	500(5)	9.00	6/14/2028	—	—	—	—
	9,000	9,000(6)	12.32	4/30/2029	—	—	—	—
	5,000	15,000(7)	14.50	12/31/2029	—	—	—	—
	2,485	7,455(2)	13.05	4/14/2030	—	—	—	—
	—	5,581(8)	43.53	1/31/2031	—	—	—	—
	—	—	—		2,757(3)	35,951
	—	—	—		7,086(9)	92,401
	—	—	—		—	—	21,314	277,935
Scott McGuire	2,500	7,500(10)	47.99	11/15/2030	—	—	—	—
	—	—	—		15,000(10)	195,600	—	—
	—	—	—		—	—	21,314	277,935
(1)
The market value of unvested awards is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing sales price of our common stock on December 31, 2021, the last trading day of the year, which was $13.04.

(2)	These awards vest in four equal annual tranches ending April 15, 2024.
(3)	These awards vest in four equal annual tranches ending February 1, 2026.
(4)	These awards vest in four equal annual tranches ending April 1, 2022.
(5)	These awards vest in four equal annual tranches ending June 15, 2022.
(6)	These awards vest in four equal annual tranches ending May 1, 2023.
(7)	These awards vest in four equal annual tranches ending January 1, 2024.
(8)	These awards vest in four equal annual tranches ending February 1, 2025.
(9)	These awards vest on August 18, 2022.
(10)	These awards vest in four equal annual tranches ending November 16, 2024.
25

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
	Number of Shares to be issued upon exercise of outstanding options, and rights (#)	Weighted average exercise price of outstanding options and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (#)(2)
Equity Compensation plans approved by security holders	999,351	8.61	1,472,001
Equity compensation plans not approved by security holders	—	—	—
Total	999,351	8.61	1,472,001
(1)
Reflects the weighted-average exercise prices of outstanding options. There is no exercise price for outstanding RSUs and Market-Based Stock Units, which vest upon the 30-day weighted average stock price reaching or exceeding established targets, after reaching certain time targets.

(2)
Consists of 1,272,001 shares of common stock reserved for issuance under our 2020 Omnibus Incentive Plan and 200,000 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2020 Omnibus Incentive Plan automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year by a number equal to four percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the Company. The number of shares reserved for issuance under our 2020 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year by a number equal to one percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the plan administrator.

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OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information relating to the beneficial ownership of our common stock as of March 8, 2022, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and director nominees;
•	each of our NEOs; and
•	all of our current directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 8, 2022 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 9,094,539 shares of our common stock outstanding on March 8, 2022. Shares of our common stock that a person has the right to acquire within 60 days of March 8, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as set forth below, the address for each beneficial owner listed is c/o Laird Superfood, Inc, 275 W. Lundgren Mill Drive, Sisters, Oregon 97759.
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent of Class
Directors and Officers
Geoffrey Barker	73,509	1,548	75,057	*
Maile Naylor, nee Clark	27,409	5,548	32,957	*
Valerie Ells	18,111	51,365	69,476	*
Patrick Gaston	—	—	—	*
Greg Graves	2,127	3,774	5,901	*
Laird Hamilton	663,589	111,395	774,984	8.4%
Paul Hodge	241,949	119,170	361,119	3.9%
Grant LaMontagne	—	—	—	*
Scott McGuire	7,044	2,500	9,544	*
Jason Vieth	—	7,813	7,813	*
All current directors and executive officers as a group (9 persons)	791,789	187,717	979,506	10.6%

Other 5% Shareholders
FMR LLC(1)	1,358,126	—	1,358,126	14.9%
Danone Manifesto Ventures, PBC(2)	857,194	—	857,194	9.4%
Thomas Wetherald(3)	723,905	30,000	753,905	8.3%
BlackRock, Inc.(4)	689,804	—	689,804	7.6%
*	Indicates beneficial ownership of less than 1% of the total outstanding stock.
(1)
Based solely on information contained in a Schedule 13G/A filed on February 9, 2022. The filing indicates that as of December 31, 2021, FMR LLC had sole voting power over 435,251 shares and sole dispositive power over 1,358,126 shares, and did not have any shared voting or dispositive power over any shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

27

(2)
Based solely on information contained in a Schedule 13G filed on October 2, 2020. Danone Manifesto Ventures, PBC is a wholly owned subsidiary of Danone North America Public Benefit Corporation, which is a wholly owned subsidiary of Compagnie Gervais Danone S.A., which is a wholly owned subsidiary of Danone S.A. Decisions regarding the voting or disposition of shares held by Danone Manifesto Ventures, PBC are made by the management of Danone Manifesto Ventures, PBC, provided that Danone S.A. may be deemed to share voting and dispositive power with respect to the shares held by Danone Manifesto Ventures, PBC. The address of Danone Manifesto Ventures, PBC and Danone North America Public Benefit Corporation is c/o Danone Manifesto Ventures, PBC, 12 West 21st St., 12th Floor, New York, New York 10010, and the address of Danone S.A. and Compagnie Gervais Danone S.A. is c/o Danone S.A., 17 boulevard Haussmann, 75009 Paris, France.

(3)	Based solely on information contained in a Schedule 13G/A filed on February 14, 2022.
(4)
Based solely on information contained in a Schedule 13G/A filed on February 4, 2022. The filing indicates that as of December 31, 2021, BlackRock, Inc. had sole voting power over 688,349 shares and sole dispositive power over 689,804 shares, and did not have any shared voting or dispositive power over any shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
We adopted a written related person transaction policy, effective upon the closing of our IPO, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Related Person Transactions
The following is a description of transactions since January 1, 2020 to which we have been or are to be a participant, in which the amount exceeds $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.
Agreements with Laird Hamilton and Gabrielle Reece
We entered into a License and Preservation Agreement, dated May 26, 2020, with Mr. Hamilton and Ms. Reece. Pursuant to the License and Preservation Agreement, Mr. Hamilton and Ms. Reece granted us a limited, exclusive license to use their respective images, signatures, voices, and names (other than those owned by the Company), rights of publicity and common law and statutory rights to the foregoing.
Pursuant to the License and Preservation Agreement, any use of the licensed property that is in accordance with the historical standard of use and is not objected to by Mr. Hamilton or Ms. Reece within thirty (30) days of the first intra-company disclosure of a bona-fide intent to make such use is deemed approved. Any new use of the licensed property shall satisfy the historical standard of use and shall be primarily directed to the advertising, promotion and/or marketing of the Company’s products and services.
2019 Common Stock Financing
From September 2019 through March 2020, we entered into subscription agreements with investors to purchase shares of our common stock at $14.50 per share for an aggregate purchase price of $11,695,903. Mr. Geoffrey Barker participated in the offering, subscribing for 17,241 shares at an aggregate purchase price of $499,989.
Series B Preferred Stock Financing and Related Documents
On April 13, 2020, the Company completed a private placement to a Danone Manifesto Ventures, PBC (“DMV”) for 383,142 shares of its Series B-1 preferred stock for total proceeds of $10,000,006, or $26.10 per share. The Series B preferred stock converted to common stock upon our IPO. In connection with the Series B financing, we reimbursed DMV $50,000 for its legal fees in connection with its investment.
Amended and Restated Investors’ Rights Agreement
In connection with our Series B financing, we entered into an Amended and Restated Investors’ Rights Agreement (the “A&R IRA”) with certain stockholders, including, among others who are, or were, executive officers and/or directors of the Company. The A&R IRA provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. At any time after twelve months after the closing of the IPO, the stockholders holding a majority of the registrable securities then outstanding, including DMV and its affiliates, may request that we register all or a portion of their shares on a registration statement. The A&R IRA also provides for piggyback registration rights. In addition to the registration rights, the A&R IRA provided for certain information rights and a right of first offer. The provisions of the A&R IRA, other than those relating to registration rights, terminated upon the closing of the IPO.
29

Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Voting Agreement
In connection with our Series B financing, we entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement (the “A&R ROFR”) and an Amended and Restated Voting Agreement (the “A&R Voting Agreement”), with certain stockholders, certain of which are beneficial holders of more than 5% of our capital stock, officers and directors of the Company and/or entities with which certain of our officers and directors are affiliated, including others who are, or were, executive officers and/or directors of the Company. The A&R ROFR and A&R Voting Agreement terminated upon our IPO.
Stockholder Agreement and Warrant
In connection with our Series B financing, we entered into a Stockholder Agreement (the “Stockholder Agreement”), by and between the Company and DMV, under which we granted DMV a right to purchase a specified percentage of our securities, in the IPO or a concurrent private placement (the “Participation Right”), the right to designate a member of the Board of Directors for election and the right to designate a representative as an observer of the Board of Directors, in each case for so long as DMV and its affiliates hold more than 5% of the shares of our outstanding common stock. DMV appointed Ms. Molly Breiner as a director upon the Series B financing, and Ms. Breiner resigned from the Board of Directors and served as a board observer following the date of our IPO until August 1, 2021, at which time DMV appointed Ms. Clemence Delcourt as their new representative.
Concurrently with our IPO, we entered into a stock purchase agreement with DMV pursuant to which DMV agreed to purchase 90,910 shares of our common stock at a price per share equal to $22.00, for a total purchase price of $2,000,020. In addition, on August 28, 2020, DMV waived its right to designate a member of the Board of Directors for election.
In connection with our Series B financing, we issued a warrant to purchase common stock relating to its Participation Right. The conditions for the exercise of the warrant were not satisfied, and the warrant was terminated upon the IPO.
Other Transactions with Danone Manifesto Ventures, PBC
On December 3, 2020, the Company entered into an agreement with DMV for an additional capital contribution as a participant in the DMV COVID-19 Relief Fund. The agreement provided the Company with cash consideration of $298,103 for the purpose of supporting three relief projects: (1) continual sanitation rotation, (2) spend on increased labor, material and maintenance costs in the face of adversity, and (3) new/existing hospitals relief initiative.
ADDITIONAL INFORMATION
Availability of Certain Information
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC on March 8, 2022. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, excluding exhibits. Please send a written request to: Chief Financial Officer, Laird Superfood, Inc., 275 W. Lundgren Mill Drive, Sisters Oregon 97759.
Householding
Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of Proxy Materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.
If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
30

Other Matters
The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting (the “2023 Proxy Statement”). For a proposal to be considered for inclusion in the 2023 Proxy Statement, the stockholder must satisfy the following requirements:
•
the proposal must be submitted in writing to our Corporate Secretary at Laird Superfood, Inc., 275 W. Lundgren Mill Drive, Sisters Oregon 97759, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., November 22, 2022) provided, however, that if our 2023 Annual Meeting of Stockholders is held more than 30 days before or 30 days after the one year anniversary of our 2022 Annual Meeting we will announce a new required receipt date.

Holders of common stock who wish to have proposals submitted for inclusion in the 2023 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our bylaws.
Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting
For stockholders who wish to present a proposal or nomination before our 2023 Annual Meeting, but do not intend to have their proposal included in the 2023 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2023 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between January 5, 2023 and February 4, 2023; provided, however, that if the 2023 Annual Meeting date is held more than 30 days before or more than 60 days after the one year anniversary of our 2022 Annual Meeting, then stockholders must provide notice within other time periods specified in our bylaws. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.
31

LAIRD SUPERFOOD®
BETTER FOOD. BETTER YOU.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LSF2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71495-P68170

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAIRD SUPERFOOD, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Abstain**
1a. Geoffrey T. Barker	☐	☐	☐
1b. Maile Naylor, nee Clark	☐	☐	☐
1c. Patrick Gaston	☐	☐	☐
1d. Gregory Graves	☐	☐	☐
1e. Laird Hamilton	☐	☐	☐
1f. Grant LaMontagne	☐	☐	☐
1g. Jason Vieth	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D71496-P68170

LAIRD SUPERFOOD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2022

The shareholder(s) hereby appoint(s) Jason Vieth and Valerie Ells, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Laird Superfood, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Pacific Time on May 5, 2022, via live web cast at www.virtualshareholdermeeting.com/LSF2022, and any adjournment or postponement thereof.

In their discretion, Jason Vieth and Valerie Ells, or either of them, are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE